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FOR IMMEDIATE RELEASE

COPART, INC. TO RELOCATE CORPORATE HEADQUARTERS TO DALLAS, TX IN 2012

FAIRFIELD, Calif.--(BUSINESS WIRE) -- Copart, Inc. (NASDAQ:CPRT) announced today that in support of its growth strategies it will be relocating its corporate headquarters to Dallas, TX in 2012.  Copart will also create three divisional processing centers located in Fairfield, CA, Grand Prairie, TX and Hartford, CT.  Certain functions currently performed at the Fairfield, CA corporate headquarters will transition to these centers over the next two years.

“This change will position us closer to our customers geographically, resulting in improved customer service and greater operational efficiencies.”  said Jay Adair, CEO, Copart Inc.  “Combined with our planned implementation of new technologies, the realignment of Copart’s business and corporate operations will allow us to better respond to the needs of our clients and the global market.”

About Copart

Copart, founded in 1982, provides vehicle sellers with a full range of remarketing services to process and sell salvage and clean title vehicles to dealers, dismantlers, rebuilders, exporters and, in some states, to end users. Copart remarkets the vehicles through Internet sales utilizing its patented VB2 technology. Copart sells vehicles on behalf of insurance companies, banks, finance companies, fleet operators, dealers, car dealerships, the general public and others. The Company currently operates 152 facilities in the United States, Canada and the United Kingdom. Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made. For more information, or to become a member, visit www.copart.com.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management's Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.